EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

By and Among

VYYO INC.,
a Delaware corporation

and

SHIRA COMPUTERS LTD.
an Israeli company 51-118397-2

and

THE GILO FAMILY PARTNERSHIP, L.P.
a California limited partnership

And

GILO FAMILY TRUST
Dated January 18, 1991

And

Shareholders of
SHIRA COMPUTERS LTD.

Dated as of May 14, 2002

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is dated as of May 14, 2002, by and among VYYO INC., a Delaware corporation (the “Company”), SHIRA COMPUTERS LTD., an Israeli company (“Shira”), The Gilo Family Partnership, L.P., a California limited partnership and Gilo Family Trust dated January 18, 1991 (Gilo Family Partnership and Gilo Family Trust shall be hereinafter collectively referred to as “Gilo”, who shall also be deemed to be “Shareholders” as defined below), and the Shareholders (as defined below) of Shira who sign this Agreement.

RECITALS

A.    Assuming that the conditions to the Closing set forth in Sections 7e, 7f and 7g to this Agreement are met, and that no Option holder or Warrant holder of Shira exercises any of his/its Options or Warrants, Gilo and all the other persons and entities listed in Schedule A attached hereto (each individually a “Shareholder” and collectively, the “Shareholders”) hold or will hold of record 4,187,611 Ordinary Shares of Shira, each bearing a par value of NIS 1.00 (the “Shira Shares”), such Ordinary Shares being all of the issued share capital of Shira.

B.    The Company and the Shareholders desire to exchange an aggregate of five hundred thousand (500,000) shares of common stock, $0.0001 par value per share, of the Company (the “Company Shares”) for all of the Shira Shares (the “Share Exchange”).

AGREEMENT

1.    Exchange.

Exchange of Shares.    Subject to the terms and conditions hereof, the Company will issue to each of the Shareholders 0.1193998 (the “Ratio”) Company Shares for each Shira Share owned and held of record by such Shareholder in exchange for such Shira Share, and each Shareholder will sell and transfer to the Company all of the Shira Shares owned and held by such Shareholder for 0.1193998 Company Shares per each such Shira Share, all as set forth on Schedule A attached hereto. Each Shareholder acknowledges and agrees that Schedule A sets forth both the aggregate number of Shira Shares that such Shareholder owns and the aggregate number of Company Shares that such Shareholder is entitled to receive in exchange for such Shareholder’s Shira Shares pursuant to this Agreement.

Notwithstanding the foregoing, in the event that any Options or Warrants of Shira are exercised prior to the Closing, then (i) the aggregate number of Ordinary Shares of Shira which shall be issued to the Banks pursuant to the Debt Arrangements (as such terms are defined in Section 7d below) shall be proportionally increased, such that the Banks will hold, in the aggregate, a number of Ordinary Shares of Shira constituting 25% of the issued and outstanding share capital of Shira immediately prior to the Closing; (ii) the additional shares to be issued to the Banks as described in sub-section (i) above and the Ordinary Shares and Class A Non-Voting Shares of Shira underlying such Options or Warrants (collectively, the “Additional Shares”) shall be deemed for all purposes to be “Shira Shares”; (iii) the person or entity to whom such Additional Shares shall be issued shall be deemed for all purposes to be a “Shareholder”; (iv) the Ratio, and the number of Company Shares that shall be issued to each Shareholder upon the consummation of the Share Exchange, shall be adjusted accordingly and the Ratio shall equal to the quotient obtained by dividing (a) 500,000, by (b) the aggregate number of Shira Shares (including the Additional Shares) immediately prior to the Closing; and (v) Schedule A shall be adjusted accordingly, to reflect the changes described in sub-

sections (i) through (iv) hereinabove, and any and all references to Schedule A in this Agreement shall include such adjustments, to the extent applicable.

2.    Closing Date and Delivery.

a.    Closing Date.    Provided that all the Closing conditions set forth herein have been satisfied or waived, the Share Exchange shall take place at a closing (“the Closing”) to be held at the offices of Fischer, Behar, Chen and Co., 3 Daniel Frisch Street, Tel Aviv, Israel, on or before, June 30, 2002, as determined by the Company upon consummation of the Closing conditions set forth herein (the “Closing Date”). If the Closing conditions set forth herein have not been satisfied or waived by the Closing Date, this Agreement shall be automatically terminated, provided however that the Company will be entitled to unilaterally extend the Closing Date by an additional period of up to 90 days (the “Extended Period”), by giving a written notification to Shira and to all Shareholders prior to the said Date. In the event that the Closing conditions have not been satisfied or waived until the end of the Extended Period, this Agreement will expire without any claim or demand from the side of each party to the other. Immediately after the execution of this Agreement, Shira shall approach all other Shareholders and will notify them of the Share Exchange hereunder. If until a date which is 14 days following the date hereof, Shareholders of Shira holding the Minimum Percentage have not executed this Agreement, the Company, at its sole discretion, may terminate this Agreement by giving a written notification to that effect to Shira and to all Shareholders, in which case this Agreement will be terminated upon the giving of such notification without any claim or demand from the side of each party to the other.

b.    Transactions at Closing.    At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(i)  Each Shareholder shall deliver to the Company share certificate(s) accompanied by a duly executed deed of transfer with respect to all of Shira Shares set forth opposite such Shareholder’s name on Schedule A attached hereto, and the Company shall duly execute all such deeds of transfer provided, however, that the share certificate/s need not be delivered if the Shareholder provides the Company with an affidavit, duly executed by such Shareholder and certified by an attorney, according to which the Shareholder has declared that such certificate has never been transferred to him by Shira, has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it or by Shira in connection with such certificate(s) (and which the Company’s rights for indemnification thereunder shall be assignable), including the posting of a bond as may be reasonably requested by the Company.

(ii)  Shira will provide the Company with a copy of a resolution of Shira’s Board of Directors and a copy of a resolution of Shira’s General Meeting of Shareholders approving the transfer of Shira Shares and all other transactions contemplated by this Agreement and by the Debt Arrangements.

(iii)  Shira shall register the transfer of the Shira Shares to the Company in the register of shareholders of Shira, and shall provide the Company with a confirmation of such entry.

(iv)  The Company shall receive validly executed share certificates covering all the Shira

Shares, issued in the name of the Company.

(v)  Gilo shall execute and deliver to the Company the Escrow and Pledge Agreement, in the form attached hereto as Schedule 2b(v) (the “Escrow Agreement”) and all other documents necessary to give effect to the transactions contemplated thereby.

(vi)  The company will receive a signed opinion of Fischer, Behar, Chen & Co., dated as of the date of the Closing and addressed to the Company.

(vii)  The Company shall issue and allot to each Shareholder, and each Shareholder shall purchase from the Company, the number of Company Shares specified opposite the name of such Shareholder on Schedule A hereto, subject to adjustments to the Ratio as provided in Section 1 herein.

(viii)  The Company will provide Shira with a copy of a resolution of the Company’s Board of Directors approving the issuance of the Company Shares and all other transactions contemplated by this Agreement.

c.    Delivery.    Subject to the terms of this Agreement, as soon as practicable following the Closing, the Company, through its transfer agent, will deliver to each Shareholder the certificates representing the Company Shares to be received by the Shareholder in the Share Exchange, as set forth opposite such Shareholder’s name on Schedule A attached hereto, subject to adjustments as provided in Section 1 herein.

3.    Representations and Warranties of the Company.

The Company hereby represents and warrants to each of the Shareholders as follows:

a.    Organization and Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America.

b.    Corporate Power.    The Company has now, or will have at the Closing, all requisite corporate power to enter into this Agreement, to issue the Company Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement, and has or will have taken, prior to the Closing, all actions necessary for the authorization, execution and delivery of this Agreement and the issuance of the Company Shares.

This Agreement is a valid and binding obligation of the Company enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights and by the availability of equitable remedies.

c.    No Violation.    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which the Company may be bound.

d.    Approvals.    To the Company’s knowledge, no consent, approval, order,

authorization or registration, qualifications, designation, license, declarations or filings with any Federal or state governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated herein.

e.    Valid Issuance of Shares.    The Company Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Company shares will be subject to restrictions on transfer under this Agreement and U.S. state and federal securities laws as set forth herein, and as may be required by future changes in such laws.

4.    Representations and Warranties of Shareholders.

Each Shareholder represents and warrants, severally but not jointly, to the Company as follows:

a.    Capacity.    Such Shareholder has full legal capacity, power and authority to execute, deliver, and perform his, her or its obligations under this Agreement, and, if an individual, is at least 18 years of age.

b.    Ownership of Shares; Vesting Title.    Such Shareholder owns of record and beneficially only such number of Shira Shares as indicated opposite such Shareholder’s name on Schedule A attached hereto, subject to adjustments as provided in Section 1 herein, with full right and authority to sell and transfer such shares hereunder, and upon sale and transfer of such shares and the delivery of one or more deeds of transfer with respect to such shares hereunder, the Company will receive good, valid and marketable title thereto, free and clear of all liens or encumbrances or any other third parties rights, and not subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares.

c.    No Additional Rights.    The Shira Shares listed opposite that Shareholder’s name on Schedule A, subject to adjustments as provided in Section 1 herein, constitute all of the shares, options, warrants and securities in Shira owned by the Shareholder or to which he, she or it has any rights, and he, she, or it has no preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Shira or any third party any shares or securities of Shira or any subsidiary thereof. The Shareholder holds no shares or any other securities of any of Shira’s subsidiaries. Immediately following the consummation of the transactions contemplated in this Agreement, such Shareholder shall own no shares or securities in Shira or in any subsidiary thereof, and he, she or it shall have no rights as a shareholder of Shira or in any subsidiary thereof and no claims of any kind and sort against Shira, any subsidiary thereof and/or the Company.

Such Shareholder hereby waives any right, title, interest in and to any additional shares or other securities of Shira or any subsidiary thereof, whether pursuant to an option agreement, warrant agreement, antidilution right, preemptive right or the like, and hereby waives any other right to receive shares or other securities of Shira, any subsidiary thereof or the Company (to the extent such rights exist), and agrees that the Shira Shares listed opposite that Shareholder’s name on Schedule A (subject to adjustments as provided in Section 1 herein) are the sum total of the shares or other securities of Shira to which he/she/it is entitled.

d.    Ability to Protect Own Interest.    Such Shareholder has a preexisting personal or business relationship with the Company or one or more of its directors or officers or controlling persons, or, by reason of such Shareholder’s business or financial experience, the business or financial experience of such Shareholder’s professional advisors (who are not affiliated with or compensated by the Company or any of its affiliates) or the business or financial experience of such Shareholder’s personal representative, such Shareholder has the capacity to protect its own interest in connection with the Share Exchange.

e.    Access to Information.    Such Shareholder (or, if applicable, such Shareholder’s personal representative) understands that the Company files periodic and other reports with the United States Securities and Exchange Commission, which reports are available to the public and to such Shareholder, and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to ask questions of officers of the Company, which questions were answered to its satisfaction. Such Shareholder understands that such discussions with management, as well as any written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not a thorough or exhaustive description. Without derogating from the provisions of Section 3(f) below, such Shareholder acknowledges that the foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 hereof or the right of the Shareholders to rely thereon.

f.    Reliance.    In deciding to enter into and consummate the transactions contemplated hereby, such Shareholder has not relied, as to tax, securities and other legal matters, on the advice that such Shareholder has received from the Company, from Shira, or any of their attorneys or representatives, but only on the advice of such Shareholder’s own advisors and experts. Such Shareholder is purchasing the Company Shares without having relied upon any representations and/or warranties by the Company, except those representations and warranties specifically indicated herein.

g.    Investment Intent.    The Company Shares to be received by such Shareholder will be acquired for such Shareholder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”). Such Shareholder furthermore has no current commitment or obligation, contingent or otherwise, to anyone to dispose of the Company Shares and has no current plan or intent to dispose of the Company Shares.

h.    Exempt from Registration; Indefinite Holding Period.    Such Shareholder understands and acknowledges that the Company Shares being offered pursuant to this Agreement will not be registered under the Securities Act on the ground that the issuance of the Company Shares in the Share Exchange is exempt from registration pursuant to section 4(2) of the Securities Act and is exempt from qualification pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended (the “Law”), and that the Company’s reliance upon such exemptions is predicated upon the Shareholders’ representations set forth in this Agreement.

Such Shareholder acknowledges and understands that the Company Shares must be held indefinitely unless the Company Shares are subsequently registered under the Securities Act and qualified under the Law or an exemption from such registration and such qualification is available. Such Shareholder also understands that any sale of the Company Shares that might be made by such Shareholder in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

i.    Exempt from Registration; Rule 501 of Regulation D; Regulation S.    Such Shareholder is either (i) an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, or (ii) not a “U.S. Person”, as such term is defined by Rule 902, Section (o) of Regulation S promulgated under the Securities Act (“Regulation S”), was not formed by a “U.S. Person” as defined under Regulation S, was not organized under the laws of any United States jurisdiction, is not holding the Company Shares for the benefit of any “U.S. Person”, was not formed for the purpose of investing in securities not registered under the Securities Act, and is acquiring the Company Shares in an “offshore transaction” as defined under Section (i) of such Rule 902. At the time the signing of this Agreement the Shareholder was outside the United States. The Shareholder, if purchasing the Company Shares pursuant to Regulation S, shall not attempt to have registered any transfer of the Company Shares not made in accordance with the provisions of Regulation S. In addition to any other restrictions on transfer set forth in this Agreement, the Shareholder agrees to transfer the Company Shares only (i) in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration, and (ii) in accordance with any applicable state securities laws. Unless so registered or exempt therefrom, such transfer restrictions shall include but not be limited to and the Shareholder warrants and represents the following:

(i)  The Shareholder shall not sell the Company Shares to any U.S. Person, whether directly or indirectly, or for the account or benefit of any such U.S. Person for a period of at least one year after the purchase of the Company Shares unless registered or exempt from registration;

(ii)  Any other offer or sale of the Company Shares shall be made only if any subsequent purchaser certifies in writing that it is not a U.S. Person and is not acquiring the Company Shares for the account or benefit of any U.S. Person or is a U.S. Person who purchased the Company Shares in a transaction that did not require registration under the Securities Act; and

(iii)  Any transferee of the Company Shares shall agree in writing to resell the Company Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

j.    No Violation.    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which such Shareholder, or any of such Shareholder’s Shira Shares, may be bound.

k.    Binding Obligation.    This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights and by the availability of equitable remedies. If the Shareholder is a corporation, all actions on its part necessary for the authorization, execution, delivery and performance by it of this Agreement have been duly taken. No approval or consent of any person, authority or entity is required in connection with the execution and delivery of this Agreement or the performance of such Shareholder’s obligations contemplated hereby.

5.    Representations and Warranties of Shira and Gilo.

Shira and Gilo each represents and warrants, severally and jointly, to the Company as follows, and acknowledges that the Company is entering into this Agreement in reliance thereon (references in this Section 5 to Shira include Shira and its wholly-owned subsidiaries Shira Inc. and Shira Europe B.V. (the “Subsidiaries”), except where the context requires otherwise). The representations and warranties set forth below in this Section 5 are subject to the Disclosure Schedule delivered by Shira and Gilo to the Company (the “Disclosure Schedule”).

a.    Corporate Organization and Standing.    Shira is a private company duly organized and validly existing under the laws of the State of Israel. Shira has the requisite corporate power and authority to carry on its business as presently conducted, and as proposed or contemplated to be conducted in the future, and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby. Shira is presently qualified to do business as a foreign corporation in all jurisdictions where the failure to be so qualified would materially and adversely affect Shira’s business. A copy of Shira’s Articles of Association, as in effect on the date hereof will be attached to the legal opinion set forth in Section 2b(vi) above.

b.    Corporate Capitalization; No Subsidiaries.    As of the date hereof, Shira’s authorized share capital is NIS 4,700,000 (Four Million Seven Hundred Thousand New Israeli Shekels) divided into 4,000,000 (Four Million) Ordinary Shares, each bearing a par value of NIS 1.00 (“Ordinary Shares”), 1,720,072 of which are issued, and 700,000 (Seven Hundred Thousand) Class A Non-Voting Shares, each bearing a par value of NIS 1.00 (the “Non-Voting Shares”), none of which are issued.

As of the date hereof, there are issued and outstanding options (“Options”), warrants (collectively with the Mizrachi Warrant, as defined below, the “Warrants”) and convertible notes (“Convertible Notes”) exercisable and convertible into a total of 1,600,055 Ordinary Shares and 284,329 Non-Voting Shares of Shira, all as specified in Schedule 5b delivered to the Company. Except for the shares which will be issued to the Banks pursuant to the Debt Arrangements (as defined in section 7d below) and except for a certain warrant issued to the United Mizrachi Bank Ltd. on February 25, 2001 (the “Mizrachi Warrant”), there are no other preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire any share capital of Shira and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire from Shira any share capital or under which Shira is, or may become, obligated to issue any of its securities.

Immediately prior to the Closing, Shira’s authorized share capital shall be NIS 7,700,000 (Seven Million Seven Hundred Thousand New Israeli Shekels) divided into 7,000,000 (Seven Million) Ordinary Shares and 700,000 (Seven Hundred Thousand) Non-Voting Shares.

Immediately prior to the Closing and assuming that (i) all Convertible Notes are converted into Ordinary Shares, (ii) any and all Ordinary Shares to be issued by Shira to the Banks pursuant to the Debt Arrangements (as set forth in Section 7e herein) were issued to the Banks and (iii) no Option or Warrant has been exercised prior to the Closing, then (A) the issued and paid-up share capital of Shira shall be 4,187,611 Ordinary Shares and no Non-Voting Shares, all as set forth in Schedule A attached hereto, and (B) the persons listed in Schedule A are the lawful owners, beneficially and of record, of all of the issued share capital of Shira and of all rights thereto immediately prior to the Closing. If any Option or Warrant is exercised prior to the Closing, then the aforementioned representation shall remain true and correct subject to the adjustments set forth in Section 1 herein.

Immediately prior to, or simultaneously with, the Closing, all the issued shares of Shira will be duly authorized, validly issued, fully paid and non-assessable and, to the best of Shira’s and Gilo’s knowledge, free and clear of any liens, claims, charges, attachments, encumbrances, interests or any third party rights or claims of any kind, and shall be duly registered in the name of the respective Shira’s Shareholder in Shira’s register of shareholders.

Assuming that the conditions to the Closing set forth in Sections 7e, 7f and 7g of this Agreement are met, immediately prior to, or simultaneously with, the Closing, Shira will have no outstanding options or warrants or rights to subscribe for or purchase any share capital of Shira, no convertible notes convertible into share capital of Shira and no other preemptive rights, convertible securities, outstanding equity or agreements or binding commitments to issue equity (including but not limited to convertible debt) or for the granting of rights to acquire from Shira any share capital or under which Shira is, or may become, obligated to issue any of its securities. Other than the Subsidiaries, Shira has no subsidiaries or ownership of the capital stock of any other entity, and is not a partner or a participant in any partnership or joint venture.

c.    Authorization.    All corporate action on the part of Shira, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Shira, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by Shira, shall constitute the valid and binding obligation of Shira, enforceable (solely with respect to Shira’s and Gilo’s obligations) in accordance with its terms. Except as set forth in the Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which Shira may be bound. Except as set forth in the Disclosure Schedule, no approval or consent of any person, authority or entity is required in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby. To the best of Shira’s and Gilo’s knowledge, and except for the right of first refusal as provided in a certain agreement among Courses Holdings in Software (1993) Ltd., Steps Holdings (1993) Ltd. and Gilo Family Partnership or its nominee (the “Right of First Refusal” and the “Management Agreement”, respectively), the sale and transfer of Shira Shares are not subject to any right of first refusal or the like, and except as set forth in the Disclosure Schedule, nor is subject to the approval or consent of any third party whose consent has not been, or will not have been, properly obtained prior to the Closing. Such execution, delivery and compliance will not give to others any rights, including rights of termination, cancellation or acceleration, in or with respect to any agreement, contract or commitment, which, if so terminated, cancelled or accelerated, would have a material adverse effect on the business, properties or condition (financial or otherwise), affairs, operation or assets of Shira. There is no restriction, under any agreement or any applicable law, on the transfer or sale of the Shira Shares or any part thereof.

d.    Financial Statements.    The audited consolidated US$—denominated annual financial statements of Shira for the year ended December 31, 2001, and the unaudited consolidated quarterly financial statements of Shira for the three months ended March 31, 2002 (collectively, the “Financial Statements”), each of which has been previously delivered to the Company, are true and correct in all material respects, are in accordance with the books and records of Shira and the Subsidiaries, and fairly and accurately present in all material respects the properties, assets, rights, obligations, liabilities and business and financial position of Shira and the Subsidiaries as of such dates and the results of operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) consistently applied with Shira’s financial statements for previous years, except that the financial statements for the three months ended March 31, 2002 do not contain all of the notes required under US GAAP. Except as set forth in the Disclosure Schedule, since December 31, 2001, there has been no material adverse change in the assets, liabilities, business or financial position of Shira from that reflected in the Financial Statements. Except as set forth in the Disclosure Schedule, Shira has no material liabilities, debts or obligations, whether accrued, absolute or contingent or otherwise or whether due or to become due, other than liabilities reflected or reserved against in the Financial Statements and liabilities incurred in the ordinary course of business of Shira. Assuming that the condition to the Closing set forth in Section 7d to this Agreement is met, the total sum of Shira’s debts and liabilities, outstanding immediately prior, or simultaneously with, the Closing, shall amount to an aggregate sum not to exceed US$ 2.6 million (including Shira’s debts to the Banks and Shira’s debts to the Company, under a loan which the Company extended to Shira in the sum of US$ 250,000, but excluding a loan which the Company extended to Shira immediately prior to the execution of this Agreement in the sum of US$ 600,000).

e.    Litigation.    Except as set forth in the Disclosure Schedule, there are no actions, suits, proceedings or, to Shira’s and Gilo’s best knowledge, investigations pending, or any threat thereof, against or affecting Shira, or, to Shira’s and Gilo’s best knowledge, against any of the officers, directors, or employees of Shira in their capacities as such, which, either individually or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of Shira or in any of its properties or assets, or in any material impairment of the right or ability of Shira to carry on its business as presently conducted and as proposed to be conducted, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

f.    Governmental Consents.    Except as set forth in the Disclosure Schedule, no consent, approval, order, authorization or registration, qualifications, designation, license, declarations or filings with any governmental authority is required on the part of Shira in connection with the consummation of the transactions contemplated herein, that has not been, or will not have been, obtained by Shira prior to the Closing, except for filings to the Israeli Registrar of Companies.

g.    Agreements; Action.

(i)  Except as set forth in the Disclosure Schedule, there are no agreements, understandings, obligations, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Shira is a party or, to its and Gilo’s knowledge, by which it is bound, which have a material adverse effect on its results of operations, financial condition or prospects or which may involve (i) obligations (contingent or otherwise) of, or payments to, Shira in excess of $10,000 (other than obligations of, or payments to, Shira arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Shira (other than licenses arising from the purchase of “off the shelf” or other standard products) (“Material Agreements”).

(ii)  Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, Shira has not (i) declared or paid any dividends, or authorized or made any distribution (including any repurchases) upon or with respect to any class or series of its share capital, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than (a) advances made in the ordinary course of business, including, but not limited to, advance payments pursuant to real estate or car lease agreements, or (b) ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

For the purposes of subsections (i) and (ii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Shira has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(iii)  Except as set forth in the Disclosure Schedule, each of the Material Agreements specified in the Disclosure Schedule is in full force and effect.

(iv)  Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, Shira has not given any guarantee, indemnity or security for or otherwise agreed to become directly or contingently liable for any obligation of any other person, and no person has given any guarantee of or security for any obligation of Shira.

h.    Obligations to Related Parties.    Except as set forth in the Disclosure Schedule, except as reflected in the Financial Statements, and except for securities issued to officers directors and Shareholders which are reflected in Schedule A attached hereto and Schedule 5b delivered to the Company, there are no agreements between Shira and any officer, director, shareholder or employee of Shira, or any affiliate of any of the foregoing, other than: (a) an obligation for payment of salary for services rendered by such person; (b) reimbursement for reasonable expenses incurred on behalf of Shira; and (c) for other standard employee benefits made generally available to all employees. Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, none of the foregoing has, either directly or indirectly, an interest in any person or entity which (i) furnishes or sells services or products to Shira or (ii) purchases from Shira any goods or services or (iii) has a beneficial interest in any contract or agreement to which Shira is a party or by which it may be bound or affected. No shareholder, officer or director of Shira is indebted to Shira, nor is Shira indebted to any of the foregoing. Shira’s shareholders do not own, hold or possess, in their individual or any other capacities, any property, whether tangible or intangible, which serves Shira, which is material, individually or in the aggregate, to the financial condition, operations, or business of Shira.

i.    Patents and Trademarks.    To the best of Shira’s and Gilo’s knowledge and except as set forth in the Disclosure Schedule, Shira owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes, whether or not registered, and all pending applications for registration thereof, which are necessary for its business as now conducted and as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others. Except as set forth in the Disclosure Schedule, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Shira bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products. Shira has not received any communications alleging that Shira has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Neither Shira nor Gilo are aware that any of Shira’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to Shira or that would conflict with Shira’s business as conducted and as presently proposed to be conducted. In addition, neither Shira nor Gilo are aware of any facts that would render any of the Intellectual Property invalid or inadequate to protect the interest of Shira therein. Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, Shira has not assumed any commitment to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to the Intellectual Property. Except as set forth in the Disclosure Schedule, Shira is not under any obligation to obtain any approval for the use of any of the Intellectual Property.

j.    Proprietary Information and Inventions Agreements.    Each employee, officer and consultant of Shira has executed Proprietary Information and Inventions Agreement in the form provided to the Company’s counsel. Except as set forth in the Disclosure Schedule, no current employee, officer or consultant of Shira has excluded works or inventions made prior to his or her employment with Shira from his or her assignment of inventions pursuant to such employee, officer or consultant’s Proprietary Information and Inventions Agreement.

k.    Taxes.    Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, Shira is not currently liable for any tax (whether income tax, capital gains tax, or otherwise), and any taxes which were due in the past (if at all) have been timely paid by Shira. Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, Shira has accurately prepared and timely filed all necessary filings and reports (the “Tax Reports”) with the appropriate tax authorities and has paid or made adequate provision for the payment of all amounts due pursuant to the Tax Reports as well as other taxes, assessments and governmental charges which have become due or payable.

l.    Employees.    Except as set forth in the Disclosure Schedule and except as reflected in the Financial Statements, Shira has paid in full, or established adequate reserves for all amounts due or payable with respect to its employees, including, but not limited to, wages, severance pay, pension funds, redemption of annual leave or otherwise, social security payments (bituach leumi), income tax withholdings and pension, whether required by law or pursuant to an agreement.

m.    Disclosure.    Neither this Agreement (including all Schedules hereto) nor any other documents made or delivered in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

n.    Interim Period.    Shira hereby undertakes, and Gilo hereby undertakes to make its best efforts, that, during the period commencing on the date hereof and until the Closing Date (the “Interim Period”), Shira and the Subsidiaries shall conduct their business solely in the ordinary course of business, and, without derogating from the generality of the aforementioned obligation, shall not issue any securities, other than as provided for herein, shall not distribute any dividends or other distributions to its shareholders and shall not enter into any related parties transactions, except for additional Factoring agreements between Shira and Sky Farm Management LLC, substantially under the same terms and conditions of the previous Factoring agreements between Shira and Sky Farm Management LLC, copies of which have been provided to the Company. Shira will notify the Company in writing prior to entering into any such additional Factoring agreement with Sky Farm Management LLC.

6.    Indemnification

6.1     Survival of Representations and Covenants.

(a)  The representations, warranties, covenants and obligations of Shira and Gilo shall survive (without limitation) the Closing and remain in full force and effect for a period of one (1) year following the Closing.

(b)  The representations, warranties, covenants and obligations of Shira and Gilo, and the rights and remedies that may be exercised by the Company, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, the Company or any of its Representatives.

(c)  For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by Shira and Gilo in this Agreement.

6.2    Indemnification by Gilo.

Gilo shall hold harmless and indemnify the Indemnitees from and against, and shall compensate and reimburse the Indemnitees for, any Damages which are directly or indirectly suffered or incurred by the Indemnitees or to which the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

(i)  any Breach of any representation or warranty made by Shira or Gilo in this Agreement;

(ii)  any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule;

(iii)  any Breach of any covenant or obligation of Shira or Gilo; or

(iv)  any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause (i), (ii), or (iii) above (including any Proceeding commenced by the Company for the purpose of enforcing any of its rights under this Section 6).

6.3    Gilo acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to Shira or Shira’s business, condition, assets, liabilities, operations, financial performance, net income or prospects (or any aspect or portion thereof), then the Company itself shall be deemed, by virtue of its ownership of the Ordinary Shares of Shira, to have incurred Damages as a result of such Breach or Liability. Nothing contained in this Section 6.3 shall have the effect of (i) limiting the circumstances under which the Company may otherwise be deemed to have incurred Damages for purposes of this Agreement, or (ii) limiting the other types of Damages that the Company may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise).

6.4    Right to Require Cure of Breach.    Without limiting the generality of anything contained in Section 6, if there is any Breach of any representation or warranty made by Shira or Gilo, then Gilo shall be obligated to pay such amounts to the Indemnitees and take such other actions as the Indemnitees may in good faith reasonably request for the purpose of causing such Breach to be corrected, cured and eliminated in all respects (at no cost to Shira or the Indemnitees).

6.5    No Contribution.    Gilo waive, and acknowledge and agree that Gilo shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Shira or the Indemnitees in connection with any indemnification obligation or any other Liability to which Gilo may become subject under this Agreement or the Escrow Agreement or otherwise in connection with any of the transactions contemplated hereby or thereby.

6.6    Limitations; Exclusive Remedy.    The Escrow Stock is the sole and exclusive remedy of the Indemnitees against Gilo with respect to any matter arising out of or in connection with this Agreement or the Escrow Agreement; provided, however, that no claim against Gilo for fraud shall be subject to the limitations of this paragraph or this Section 6. Any release of the Escrow Stock shall be in accordance with the terms of the Escrow Agreement. Subject to the rights of the Indemnitees set forth in Section 6.7, Gilo shall not be liable or responsible in any manner whatsoever to the Indemnitees, whether for indemnification or otherwise, except for indemnity as expressly provided in this Section 6. The maximum liability of Gilo under this Agreement and the Escrow Agreement shall be 100% of the Company Shares issued to Gilo in the Share Exchange, including any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for such shares (the “Escrow Stock”).

6.7    Defense of Third Party Claims.    In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Shira, against any other Indemnitee or against any other Person) with respect to which Gilo may become obligated to indemnify, hold harmless, compensate or reimburse the Indemnitees pursuant to this Section 6, the Indemnitees shall have the right to assume the defense of such claim or Proceeding. If the Indemnitees so elect to assume the defense of any such claim or Proceeding:

(a)  all expenses relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnitees) shall be borne and paid exclusively by Gilo;

(b)  the Indemnitees shall proceed to defend such claim or Proceeding in a diligent manner with counsel satisfactory to them;

(c)  Gilo shall make available to the Indemnitees any documents and materials in the possession or control of Gilo that may be necessary to the defense of such claim or Proceeding;

(d)  The Indemnitees shall keep Gilo informed of all material developments and events relating to such claim or Proceeding; and

(e)  The Indemnitees shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of Gilo, not to be unreasonably withheld, unless such settlement includes a general release of the Indemnitees with no payment by the Indemnitees of consideration.

If the Indemnitees do not elect to assume the defense of any such claim or Proceeding within 7 business days from the date on which they became aware of such claim or Proceeding, Gilo shall assume the defense of such claim or Proceeding with counsel reasonably satisfactory to the Indemnitees, and the following provisions shall apply:

(a)  all expenses relating to the defense of such claim or Proceeding shall be borne and paid exclusively by Gilo;

(b)  The Indemnitees will cooperate with Gilo in the defense of such claim or Proceeding, provided, however, that if the defendants in such claim or Proceeding include both Gilo and the Indemnitees and there is a conflict of interests which would prevent counsel for Gilo from also representing the Indemnitees, the Indemnitees shall have the right to select one separate counsel to participate in the defense of such claim or Proceeding on behalf of such Indemnitees, and in such event the provisions of Section (e) above shall apply.

(c)  Gilo shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitees are a party without the Indemnitees’ prior written consent, unless such settlement includes a general release of the Indemnitees with no payment by the Indemnitees of consideration and without an admission of liability.

6.8    Certain Defined Terms.    For purposes of this Section 6, the following capitalized terms shall have the meanings set forth below:

“Breach” shall be deemed to be a breach of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

“Damages” shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

“Indemnitees” means the following Persons: (a) the Company, (b) the Company’s current and future affiliates (including Shira), (c) the respective Representatives of the Persons referred to in clauses (a) and (b) above, and (d) the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) above; provided, however, that (i) Shira shall not be entitled to exercise any rights as an Indemnitee prior to the Closing and (ii) neither the Shareholders nor Gilo shall be deemed to be “Indemnitees”.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Person” means any individual, entity or governmental body.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any court, tribunal or administrative or other governmental body or any arbitrator or arbitration panel.

“Representatives” means officers, directors, employees, agents, attorneys, accountants and advisors.

7.    Conditions to the Company’s Obligation to Close.

The Company’s obligations under this Agreement, including the Company’s obligation to issue the Company Shares at the Closing, is subject to the fulfillment to the Company’s satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by the Company in writing in its sole discretion:

a.    Representations and Warranties Correct.    The representations and warranties made by the Shareholders in Section 4 hereof, and the representations and warranties of Shira and Gilo in Section 5 hereof, shall be true and correct when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

b.    Tender.    All of the Shareholders shall have executed this Agreement as parties hereto, or, at the Company’s option, subject to its sole and exclusive discretion, Shareholders holding at least 90% of the issued and outstanding share capital of each class of shares of Shira as of the Closing Date (excluding any Shira Shares which are held by the Controlling Shareholder of the Company or anyone on its behalf or on the Company’s behalf, including any Relatives of the foregoing or corporations Controlled by them. The terms Controlling Shareholder, Relative and Control—as defined in the Israeli Companies Law, 1999) (the “Minimum Percentage”), shall have executed this Agreement as parties hereto. Until such time as the Shareholders (or Gilo and Shareholders holding the Minimum Percentage, as the case may be) sign this Agreement as aforesaid, this Agreement shall be binding upon the parties hereto. In the event that the Company elects, upon its sole discretion, to settle for the signing of Gilo and other Shareholders holding the Minimum Percentage (collectively: the “Consenting Shareholders”), as aforesaid, and notifies all other Shareholders who did not execute this Agreement (the “Non-consenting Shareholders”), that it wishes to purchase the Shira Shares held by them (the “Notification”), then the following provisions will apply: (i) at the Closing, which shall not take place earlier than one month following the date of the Notification, the Company shall purchase the Shira Shares which are held by both the Consenting Shareholders and the Non-consenting Shareholders, on the same terms; (ii) the provisions of Section 2b(i) and 2c hereto shall not apply with respect to the Shira Shares which are held by the Non-consenting Shareholders, and Shira undertakes to register, at the Closing, the Non-consenting Shareholders’ shares in the name of the Company in the register of shareholders of Shira, provided that it has received, prior to or at the Closing (A) a copy of all the Notifications which the Company has sent to the Non-consenting Shareholders and (B) the Company Shares to be transferred to the Non-consenting Shareholders in consideration for their Shira Shares; and (iii) if following the receipt of the Company’s Notification, any one or more of the Non-consenting Shareholders approaches the court in accordance with the provisions of Section 341 to the Israeli Companies Law, 1999 (the “Objection”), then the Company shall be entitled to postpone the Closing Date as it deems fit, and in case the court has not ruled in such Objection until a date which is 60 days following the date hereof, the Company shall be entitled, at its sole discretion, to either (A) terminate this Agreement by giving a written notification to that effect to Shira and to all Shareholders, in which case this Agreement will be terminated upon the giving of such notification without any claim or demand from the side of each party to the other, or (B) postpone the Closing (on one or more occasions) by an additional period of up to 8 (eight) months following the lapse of such 60-day period.

c.    Consents and Waivers.    Shira shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, including, without limitation, the approval of (i) the Chief Scientist of the Ministry of Industry and Trade of the State of Israel, (ii) the Investment Center, (iii) Bank Hapoalim B.M. (iv) United Mizrachi Bank Ltd., (v) Union Bank Ltd.

d.    Debts Arrangements.    Bank Hapoalim B.M, United Mizrachi Bank Ltd. and Union Bank Ltd. (collectively, the “Banks”) shall have executed an agreement with Shira (the “Debt Arrangements”), by which the Banks will agree and consent that the total amount of Shira’s outstanding debts to the Banks will not exceed US$ 800,000 (eight hundred thousand United States Dollars), which debts will be guaranteed by the Company. The Company hereby consents to the giving of such guarantee.

e.    Issuance of shares to the Banks.    Any and all Ordinary Shares of Shira to be issued by Shira to the Banks pursuant to the Debt Arrangements shall have been issued and registered in the name of the Banks.

f.    Conversion of Convertible Notes.    All the Convertible Notes shall be converted into 1,627,927 Ordinary Shares of Shira (to be issued to and registered in the name of the holders of such Convertible Notes immediately prior to the Closing).

g.    Release and waiver of Options and Warrants.    All the holders of the Options and Warrants shall have either (i) exercised such Options and Warrants prior to the Closing (in which case, the shares underlying such exercised Options and Warrants will be issued to and registered in the name of the holders of such Options and Warrants prior to the Closing), or (ii) duly executed and delivered to Shira a release letter, conditioned upon the Closing, by which they will agree to the termination and cancellation of such Options and Warrants and waive any right of any kind they posses under such Options and Warrants and any claim of any sort or kind against Shira in respect of said Options and Warrants, provided, however, that in any event the Mizrachi Warrant shall have lapsed and terminated and the rights of the holder thereof to purchase any securities of Shira shall have been waived in writing.

h.    Listing of the Company shares.    The Company Shares shall have been approved for listing on the Nasdaq National Market.

i.    Termination of Management Agreement.    All parties to the Management Agreement and Gilo Family Trust shall have agreed, in writing, to terminate such agreement, and shall further agree to irrevocably waive the Right of First Refusal with respect to the sale of the Shira Shares hereunder.

j.    Approval of Proceedings and Documents.    The shareholders of Shira shall have approved this Agreement, all transactions contemplated hereunder and all documents and instruments ancillary hereto (including, without limitation, the increase of Shira’s authorized share capital by the creation of additional 3,000,000 Ordinary Shares), in a General Meeting of the shareholders of Shira duly held or by unanimous written consent, in accordance with the provisions of any applicable law.

8.    Conditions to Shira’s Obligation to Close.

Shira’s obligations under Sections 7d, 7e, 7f and 7g to this Agreement are subject to the approval by the shareholders of Shira of the transactions contemplated under said sections (including, without limitation, the increase of Shira’s authorized share capital by the creation of additional 3,000,000 Ordinary Shares), in a shareholders meeting duly held or by unanimous written consent.

9.    Due Diligence.

This Agreement is further contingent on the Company completing, to its satisfaction and in its sole discretion, a due diligence review of Shira’s corporate authority, financial reporting, material contracts and such other information deemed pertinent to the Company.

10.    Restrictive Legends.

a.    Each instrument evidencing the Company Shares which the Shareholders receive hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for the Company) shall be imprinted with a legend substantially in the following form as well as any additional legend(s) as may be required by the Department of Corporations pursuant to any qualification or “fairness hearing”:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED OR SOLD WITHOUT REGISTRATION UNDER THE ACT UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO REGULATION S UNDER THE ACT.

b.    In addition, the Company Shares issued to Gilo hereunder shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN MAY 14, 2002, SHARE EXCHANGE AGREEMENT BETWEEN THE ORIGINAL HOLDER HEREOF AND THE CORPORATION.

The Company shall be entitled to enter stop transfer notices on its transfer books with respect to the Company Shares during periods when transfers are restricted under the terms of this Agreement.

11.    Taxation.

Each Shareholder shall bear the payment of any tax or levy, should such payment apply to such Shareholder, pursuant to the provision of any law, in its status of transferor or transferee, depending on the case. Without derogating from the foregoing, each Shareholder alone will be responsible for payment of any income tax and capital gains tax, if any, which may apply as a result of (i) the conversion of any Convertible Notes into shares of Shira, (ii) the conversion of any debt into shares of Shira; (iii) the exercise of any Option or Warrant into shares of Shira; (iv) the transfer and sale of the Shira Shares, and (v) the issuance of the Company Shares by the Company in the Share Exchange, as contemplated herein.

12.    Miscellaneous.

a.    Governing Law.    The Agreement shall be governed in all respects by the laws of the State of Israel, excluding any corporate or securities aspects relating the Company which will be governed by the applicable state and federal U.S. laws. The parties irrevocably consent to the exclusive jurisdiction of any competent court located within the city of Tel-Aviv-Jaffa, with respect to any and all disputes arising from this Agreement.

b.    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

c.    Further Acts.    The parties hereto shall perform all further acts and execute and deliver all documents that may be reasonably necessary to carry out their obligations hereunder and the purposes of this Agreement.

d.    Changes and Termination.    Except as otherwise expressly provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by Shira, Gilo and the Company and the party against whom enforcement of the change, waiver, discharge or termination is sought.

e.    Entire Agreement.    This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

f.    Brokers

(i)  Each party represents and warrants to the other that it has dealt with no brokers with respect to the Share Exchange contemplated hereby. No party has done any acts, had any negotiations or conversations, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment of any fee, charge, commission or other compensation to any party with respect to the transactions contemplated hereby.

(ii)  The Shareholders and the Company agree to forever indemnify, defend and save harmless (on an after-tax basis) each other of, from and against any and all claims or suits for compensation, commission or otherwise which may be asserted or made by any broker, person or entity, as a result of any dealing by the indemnifying party or its representatives with such other broker, person or entity, including, without limitation, all costs, losses, liabilities, damages and expenses (including, without limitation, attorneys’ fees and disbursements) related thereto. This subsection shall survive the Closing or any sooner expiration or termination of this Agreement.

g.    Confidentiality.    All information furnished to any Shareholder by the Company or by Shira shall be treated confidentially by the Shareholder. Each Shareholder hereby agrees that, except as required by law, it will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the fact that negotiation have taken place, or the terms and conditions or substance of the transactions contemplated herein without first obtaining the express written consent of the Company. The obligation to keep such information confidential shall survive the termination of this Agreement for three years. Notwithstanding anything to the contrary set forth in this subsection, (i) Shareholders shall be permitted to provide confidentially all materials and information furnished by the Company to their attorneys and legal counsel, who shall likewise keep such information confidential and (ii) such confidentiality restrictions hereunder shall not apply to information furnished pursuant to this Agreement which has entered the public domain through no fault of such Shareholder.

h.    Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by registered or certified mail or airmail, postage prepaid, return receipt requested, or sent via internationally recognized overnight courier, addressed (a) if to a Shareholder, to such Shareholder’s address set forth below, or at such other address as such Shareholder shall have furnished to the Company in writing, or (b) if to the Company, to the address of the Company set forth below, or to such other address as the Company shall have furnished to each Shareholder in writing or (c) if to Shira, to the address of Shira set forth below, or to such other address as Shira shall have furnished to the Company or to each Shareholder in writing. All notices and other communications required or permitted hereunder shall be conclusively deemed to have been duly given: if delivered personally—on the next business day; if mailed by registered or certified mail or airmail, postage prepaid—ten (10) business days after mailing; and if sent via internationally recognized overnight courier, freight pre-paid—three (3) business days after delivery.

i.    Severability.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

j.    Expenses.    The Company, Shira and the Shareholders shall each bear their own expenses and legal fees in connection with this Agreement and the transactions contemplated hereby.

k.    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

l.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

m.    Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to the Company shall impair any such right, power or remedy of the Company, nor shall it be construed to be a waiver of any breach or default under this Agreement, or any acquiescence therein, or any waiver of or acquiescence in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy accruing to the Company or any waiver by the Company of any single breach or default by any other party be deemed a waiver by the Company of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law otherwise afforded to the Company shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of May 14, 2002.

VYYO INC.
Of 20400 Stevens Creek Boulevard, 8th floor, Cupertino, California, 95014, USA

By:    /s/    Michael P. Corwin
Name:    Michael P. Corwin
Title:    President and Chief Operating Officer

SHIRA COMPUTERS LTD.
Of 28 Hata’as Street, Kfar Saba 44425, Israel

By:    /s/     Robert Graifman
Name:    Robert Graifman
Title:    Chairman of the Board

THE GILO FAMILY PARTNERSHIP, L.P.
Of:

By:    /s/    Davidi Gilo
Name: Davidi Gilo
Title: General Partner

GILO FAMILY TRUST DATED JANUARY 18, 1991

By:    /s/    Davidi Gilo
Name: Davidi Gilo
Title: Trustee

AVIV TZIDON
Of:

By:
Name:
Title:

SHIMON ORIAN

Of:

By:

Name:

Title:

LUNA HI-TECH ENTERPRISES LTD.

Of:

By:

Name:

Title:

HERBERT DROWER

Of:

By:

Name:

Title:

EHUD ZOHAR

Of:

By:

Name:

Title:

LIRAZ (INVESTMENTS) SYSTEMS LTD.

Of:

By:

Name:

Title:

GILAZO ISRAEL LTD.

Of:

By:

Name:

Title:

TOM MAINTENANCE AND PROPERTIES (1993) LTD.

Of:

By:

Name:

Title:

EICHUT CAPITAL MARKETS AND INVESTMENTS (1993) LTD.

Of:

By:

Name:

Title:

SKY FARM MANAGEMENT, LLC

Of:

By:

Name:

Title:

LEWIS BROAD

Of:

By:

Name:

Title:

NEILL & LINDA BROWNSTEIN

Of:

By:

Name:

Title:

MAURICE FILLISTER & TRUST I

Of:

By:

Name:

Title:

MAURICE FILLISTER & TRUST II

Of:

By:

Name:

Title:

ROBERT FITZWILSON TRUSTEE PROFIT SHARING PLAN

Of:

By:

Name:

Title:

SUSAN JACKSON

Of:

By:

Name:

Title:

KAPLAN & KAPLAN (SAM KAPLAN)

Of:

By:

Name:

Title:

KAPLAN & KAPLAN (RALPH STRANGIS)

Of:

By:

Name:

Title:

BRUCE MANN

Of:

By:

Name:

Title:

ROBERT MELAMED

Of:

By:

Name:

Title:

KANJI SARASHINA

Of:

By:

Name:

Title:

DONALD YOST

Of:

By:

Name:

Title:

BANK HAPOALIM B.M.

Of:

By:

Name:

Title:

UNITED MIZRACHI BANK LTD.

Of:

By:

Name:

Title:

UNION BANK LTD.

Of:

By:

Name:

Title:

SCHEDULE A

SHIRA SHAREHOLDERS

Name of Shareholder	Number of Ordinary Shares (1), (2), (3)	Number of Company Shares Issuable Upon the Consummation of the Share Exchange (1), (2), (3)
Aviv Tzidon	10,205	1,218
Shimon Orian	30,723	3,668
Luna Hi-Tech Enterprises Ltd.	59,852	7,146
Herbert Drower	892	107
Ehud Zohar	4,973	594
Liraz (Investments) Systems Ltd.	20,574	2,457
Gilo Family Partnership	430,452	51,395
Gilo Family Trust	1,667,530	199,102
Gilazo Israel Ltd.	106,714	12,742
Tom Maintenance and Properties (1993) Ltd.	106,714	12,742
Eichut Capital Markets and Investments (1993) Ltd.	71,142	8,494
SkyFarm Management, LLC	533,324	63,678
Lewis Broad	17,786	2,124
Neill & Linda Brownstein	4,460	533
Maurice Fillister & Trust I	892	107
Maurice Fillister & Trust II	892	107
Robert Fitzwilson Trustee Profit Sharing Plan	30,102	3,594
Susan Jackson	30,102	3,594
Kaplan & Kaplan (Sam Kaplan)	2,230	266
Kaplan & Kaplan (Ralph Strangis)	2,230	266
Bruce Mann	1,784	213
Robert Melamed	892	107
Kanji Sarashina	1,784	213
Donald Yost	4,460	533
Bank Hapoalim B.M.; United Mizrachi Bank Ltd.; Union Bank Ltd. (1), (2), (3), (4)	1,046,903	125,000

Total	4,187,612	500,000

(1)	Assuming that all outstanding Options and Warrants shall have been waived and terminated.

(2)	Assuming that all Convertible Notes shall have been converted into Ordinary Shares.

(3)
Assuming that Bank Hapoalim B.M, United Mizrachi Bank Ltd. and Union Bank Ltd. shall have entered into and executed the Debt Arrangements, as such term is defined in Section 7d of the Share Exchange Agreement, and that all Ordinary Shares of Shira to be issued to such Banks pursuant thereto have been issued.

(4)	To be allocated among the Banks pursuant to the provisions of the Debt Arrangements.

Ratio	(number of Company Shares per 1 Share of Shira): 0.119399791885

Schedule 2b(v)

ESCROW AND PLEDGE AGREEMENT

This Escrow and Pledge Agreement is made as of May 14, 2002, by and among Vyyo Inc., a Delaware corporation (“Purchaser”), The Gilo Family Partnership, L.P. and The Gilo Family Trust dated January 18, 1991 (collectively, the “Stockholders”), and Andrew P. Fradkin (the “Escrow Agent”). Certain capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Share Exchange Agreement dated as of May 14, 2002 (the “Exchange Agreement”), by and among Purchaser, Shira Computers Ltd., an Israeli company (“Shira”), the Stockholders and the other shareholders of Shira.

RECITALS

A.    Concurrently with the execution of the Exchange Agreement, and as a condition and inducement to Purchaser’s willingness to enter into the Exchange Agreement, the Stockholders shall enter into this Agreement.

B.    The Exchange Agreement contemplates the establishment of an escrow arrangement to secure the indemnification obligations of the Stockholders hereunder and under the Exchange Agreement.

AGREEMENT

Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements set forth herein and intending to be legally bound, the parties agree as follows:

1.    Escrow and Indemnification.

1.1    Issuance of and Delivery of Purchaser Common Stock; Escrow Stock.    In accordance with the terms of the Exchange Agreement, Purchaser’s transfer agent shall deliver to the Escrow Agent, on behalf and in the name of the Stockholders, one or more certificates representing the shares of the Purchaser’s Common Stock that the Stockholders have the right to receive pursuant to the provisions of Section 1 of the Exchange Agreement (the “Escrow Stock” and the “Certificates”, respectively). For the purpose of this Agreement, the terms Escrow Stock and Certificates shall be deemed, for all purposes, to include any other certificates representing an equal number of shares of the Purchaser’s Common Stock that are held by and registered in the name of the Stockholders or any other person or entity on their behalf (the “Replacement Certificates” and the “Replacement Stock”, respectively), and the Stockholders shall be entitled to replace the Escrow Stock and the Certificates by the Replacement Stock and the Replacement Certificates at any time and from time to time, provided, that (i) such Replacement Stock and Replacement Certificates are free and clear of all liens, encumbrances, restrictions and claims of every kind, and (ii) the legal owner of such Replacement Stock and Replacement Certificates shall execute and deliver to the Escrow Agent forms of assignment separate from certificate and each bearing a “medallion” signature guarantee, stock powers duly endorsed in blank for transfer pursuant to the Replacement Certificates and any other document necessary in order to effectuate a first and paramount pledge thereof for the benefit of the Purchaser under any applicable law, and (iii) the legal owner of such Replacement Stock and Replacement Certificates, if is not the Stockholder, will agree in writing, that such Replacement Stock will be used to secure the indemnification obligations of the Stockholders hereunder and under the Exchange Agreement, and will be held and handled in accordance with the terms of this Agreement. Upon the deposit of the Replacement Stock and Replacement Certificates with the Escrow Agent, and provided that the conditions set forth in sub-sections (i), (ii) and (iii) hereinabove have been met, the Escrow Agent shall immediately release the original Escrow Stock and the original Certificates to the Stockholders.

At the Closing, the Stockholders shall deliver to the Escrow Agent forms of assignment separate from certificate fully executed by each Stockholder and each bearing a “medallion” signature guarantee. The Escrow Stock shall constitute an escrow fund (the “Escrow Fund”) with respect to the indemnification obligations of the Stockholders hereunder and under the Exchange Agreement. The Escrow Stock shall be registered in the names of the Stockholders in accordance with their ownership interests set forth in Exhibit A. The Escrow Fund shall be held as a trust fund solely to satisfy each Stockholder’s indemnification obligations hereunder and under the Exchange Agreement, and it is the intention of Purchaser and the Stockholders that the Escrow Fund shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Stockholder or of any party hereto. The Stockholders hereby pledge the Escrow Stock for the benefit of the Purchaser and hereby assign and set over to Escrow Agent the Certificates together with stock powers duly endorsed in blank for transfer pursuant thereto (“Stock Powers”) and shall execute and deliver to the Escrow Agent, upon the execution of this Agreement, any other document necessary in order to give full force and effect to such pledge under any applicable law. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement and the Exchange Agreement. The Escrow Stock shall be retained in the Escrow Fund until the Escrow Account Release Date.

1.2    Voting of the Escrow Stock.    The record owners of the Escrow Stock shall be entitled to exercise all voting rights with respect to such Escrow Stock.

1.3    Dividends, Etc.    Purchaser and each of the Stockholders agree, for the benefit of Purchaser and the Escrow Agent, that any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Stock shall not be distributed to the record owners of the same, but rather shall be distributed by Purchaser to and held by the Escrow Agent in the Escrow Account. Unless and until the Escrow Agent receives such cash, securities or other property, it may assume without inquiry that the Escrow Stock currently being held by it in the Escrow Account is all that the Escrow Agent is, required to hold. At the time any Escrow Stock is required to be released from the Escrow Account to the Stockholders pursuant to this Agreement or the Exchange Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Stock shall be released from the Escrow Account to such Stockholder in accordance with such Stockholder’s pro-rata interest in the Escrow Stock. At the time any Escrow Stock is required to be released from the Escrow Account to the Indemnitees pursuant to this Agreement or the Exchange Agreement, any cash, securities or other property previously received by the Escrow Agent in respect of or in exchange for such released Escrow Stock shall be released from the Escrow Account to such Indemnitees.

1.4    Transferability.    The interests of the Stockholders in the Escrow Account and in the Escrow Stock shall not be sold, assigned, pledged, hypothecated or transferred prior to the Escrow Account Release Date.

1.5    Fractional Shares.    No fractional shares of Purchaser Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Stock from the Escrow Account, Purchaser and the Escrow Agent shall “round down” in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account.

1.6    Representations and Warranties of Stockholders.    Each Stockholder, severally and not jointly, represents, warrants and covenants to Purchaser as follows:

(a)    Shira Representations and Warranties; Stockholder’s Indemnity.    Such Stockholder is aware that Shira and such Stockholder have made certain representations and warranties in the Exchange Agreement. Such Stockholder agrees that such Stockholder’s portion of the Escrow Fund may be utilized as provided herein to indemnify and defend the Indemnitees, and hold the Indemnitees harmless, from any claim for indemnification, whether based upon a representation, warranty or covenant of Shira or the Stockholder set forth in the Exchange Agreement or of the Stockholder set forth herein. The Stockholder agrees that Section 6 of the Exchange Agreement is incorporated herein by reference. Further, each Stockholder shall indemnify, defend and hold harmless the Indemnitees from and against, and shall compensate and reimburse the Indemnitees for, any Damages which are directly or indirectly incurred or suffered by the Indemnitees or to which the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of or directly or indirectly arising out of or related to: (i) any Breach of any representation or warranty made by Shira or the Stockholder in the Exchange Agreement; (ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule; (iii) any Breach of any covenant or obligation of Shira or the Stockholder; or (iv) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clause (i), (ii), or (iii) above (including any Proceeding commenced by the Purchaser for the purpose of enforcing any of its rights hereunder), or (iv) fraud committed personally by one or more Stockholder(s) or as to which one or more specified Stockholder(s) participated or aided or abetted. The word “fraud” means fraud as defined in applicable common law provisions.

(b)    Power and Capacity; Authorization.    Such Stockholder has all necessary power, authority and legal capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. No corporate, partnership or other acts or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been executed and delivered by such Stockholder and constitutes the legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto.

(c)    No Conflicts.    The execution, delivery and performance of this Agreement by such Stockholder will not: (i) conflict with or result in a breach of or default under any charter or formation documents or trust instruments of such Stockholder; (ii) to the knowledge of Stockholder, result in a violation of any law, rule, ordinance, regulation, order, judgment or decree by which such Stockholder is bound; or (iii) conflict with or result in a material breach of or default under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which such Stockholder is a party or by which such Stockholder is bound, which conflict, breach or default would impair the ability of such Stockholder to perform such Stockholder’s obligations under this Agreement.

(d)    Ownership of Stock.    Such Stockholder is immediately prior to the Closing of the Exchange Agreement, the lawful owner, of record and beneficially, of the number of outstanding shares of Shira set forth in Schedule A to the Exchange Agreement, free and clear of all liens, encumbrances, restrictions and claims of every kind.

2.    Administration of Escrow Account.    Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

2.1    If any Indemnitee has or claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under the Exchange Agreement or this Agreement, such Indemnitee shall deliver a claim notice (a “Claim Notice”) to the Stockholders and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes in good faith and after investigation that there is or has been a breach of a representation, warranty or covenant contained in the Exchange Agreement or this Agreement or that such Indemnitee is entitled to indemnification, compensation or reimbursement under the Exchange Agreement and contain a brief description of the circumstances supporting such Indemnitee’s belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a nonbinding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the “Claimed Amount”).

2.2    Within 30 Business Days (“Business Day” shall mean any day other than a day on which the Nasdaq National Market is closed) after receipt by the Stockholders and the Escrow Agent of a Claim Notice, the Stockholders may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the “Response Notice”) in which the Stockholders: (i) agree that a whole number of shares of Escrow Stock having a Stipulated Value (defined below in Section 3) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, (ii) agree that a whole number of shares of Escrow Stock having a Stipulated Value equal to part, but not all, of the Claimed Amount (the “Agreed Amount”) may be released from the Escrow Account to the Indemnitee or (iii) indicate that no Escrow Stock may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be referred to as the “Contested Amount.” If a Response Notice is not delivered to the Escrow Agent within such 30 Business-Day period, then the Stockholders shall be deemed to have agreed that a whole number of Escrow Stock having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

If the Stockholders deliver a Response Notice agreeing that a whole number of shares of Escrow Stock having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Stockholders do not deliver a Response Notice in accordance with Section 2.2 above, the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Stockholders have not delivered a Response Notice, promptly following the expiration of the 30 Business-Day period referred to in Section 2.2 above), deliver to such Indemnitee such number of shares of Escrow Stock having a Stipulated Value equal to the full Claimed Amount.

2.3    If the Stockholders deliver a Response Notice agreeing that a whole number of shares of Escrow Stock having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee such number of shares of Escrow Stock having a Stipulated Value equal to the Agreed Amount.

2.4    If the Stockholders deliver a Response Notice indicating that there is a Contested Amount or that no Escrow Stock may be released from the Escrow Account to the Indemnitee, the Stockholders and the Indemnitee shall attempt, as soon as practicable, in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders shall resolve such dispute, a settlement agreement containing the terms and conditions of such resolution shall be signed by the Indemnitee and the Stockholders and delivered to the Escrow Agent (the “Settlement Agreement”). The Escrow Agent shall release from the Escrow Account such number of Escrow Stock as set forth in the Settlement Agreement, within 5 Business Days after the delivery to it of a copy of the Settlement Agreement executed by the Indemnitee and the Stockholders setting forth instructions to the Escrow Agent as to the number of the Escrow Stock, if any, to be released from the Escrow Account, with respect to the Contested Amount. If the Indemnitee and the Stockholders have not resolved such dispute prior to the Escrow Account Release Date, the Escrow Agent shall retain a number of shares of Escrow Stock having a Stipulated Value equal to the Contested Amount (according to written instructions it will receive from the Purchaser) (the “Retained Stock”) in the Escrow Account until the earlier of: (i) such time as the Escrow Agent receives a Settlement Agreement, in which case the Escrow Agent shall use the Retained Stock as provided for in such Settlement Agreement; or (ii) such time as the Escrow Agent receives a judicial order or decree respecting the Retained Stock, in which case the Escrow Agent shall use the Retained Stock as provided for in such order or decree. Following the Escrow Account Release Date, and until the Retained Stock is released in accordance with this Agreement, this Agreement shall continue in full force and effect with respect to the Retained Stock.

2.5    Any Escrow Stock released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Stock pro rata with respect to each Stockholder in accordance with each Stockholder’s percentage interest in the Escrow Fund as set forth in Exhibit A.

2.6    The timing of the giving of a Claim Notice shall be within the exclusive prerogative of the Indemnitee. No delay on the part of the Indemnitee in giving a Claim Notice Pursuant to Section 2 shall relieve the Stockholders of any liability or obligation under this Agreement or the Exchange Agreement, except to the extent that such delay materially prejudices the Stockholders; provided, however, that to be effective, a Claim Notice must be filed on or prior to the Escrow Account Release Date.

3.    Valuation of Escrow Stock; Stock Splits.

3.1    For purposes of this Agreement, the “Stipulated Value” per share of Escrow Stock shall be equal to the average of the closing sales prices of a share of Purchaser’s Common Stock, as reported on the Nasdaq National Market or such other securities exchange or quotation system on which Purchaser’s Common Stock may then be quoted (for trading during regular trading hours, not extended trading), for the 30 consecutive trading days ending on the 5th trading day prior to the date any shares of Escrow Stock are to be released from the Escrow Fund by the Escrow Agent pursuant to Sections 2.2, 2.3, 2.4, 2.5 or 5 of this Agreement. Purchaser and the Stockholders shall deliver to the Escrow Agent, prior to any such release, a jointly-signed certificate that shall set forth the Stipulated Value, the number of shares to be released from the Escrow Stock and the allocation of the released Escrow Stock between the Stockholders, on which certificate the Escrow Agent may rely without inquiry.

3.2    All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Purchaser after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Purchaser Common Stock or any cash, securities or other property pursuant to Section 1.3 above, together with an updated version of Exhibit A.

4.    Limitation of Escrow Agent’s Liability.

4.1    The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or gross negligence. The Escrow Agent may rely on and use the Stock Powers and shall not be liable in connection therewith. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. The Escrow Agent shall not be liable for incidental, consequential or punitive damages.

4.2    The parties hereby agree to severally indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of the Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by the parties hereto (other than the Escrow Agent).

5.    Release of Escrow Stock.

5.1    The Escrow Agent is not the stock transfer agent for the Purchaser Common Stock. Accordingly, if a release of a number of shares of Purchaser Common Stock less than all of the Escrow Stock is to be made, the Escrow Agent must request the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates and related Stock Powers. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Purchaser Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates and Stock Powers to such stock transfer agent with instructions to deliver it to the appropriate Person. Releases of Purchaser Common Stock shall be made to Indemnitees or the Stockholders, as appropriate, at the addresses described in Section 8 below. Whenever a release is to be made to the Stockholders, pro rata release shall be made to each of them based on the percentage interests in the Escrow Fund originally as set forth in Exhibit A, and as adjusted thereafter in accordance with Section 2.5 hereof. Exhibit A may be updated from time to time upon receipt of written notice from Purchaser regarding any adjustment in accordance with Section 2.5.

5.2    On the first anniversary of the date on which the Closing of the Exchange Agreement shall take place (the “Escrow Account Release Date”), and provided that the Escrow Agent has received a written notice from the Purchaser and the Stockholders (which Purchaser and the Stockholders agree to deliver to Escrow Agent not later than ten Business Days before the Escrow Account Release Date and setting forth the number of shares of Purchaser Common Stock then held by each Stockholder in the Escrow Fund), the Escrow Agent shall release to each Stockholder such Stockholder’s pro rata portion of the shares of Purchaser Common Stock in the Escrow Account based on the percentage interests in the Escrow Fund as set forth in such notice (“Stockholder’s percentage interest”); provided, however, that the Escrow Agent shall not release any Retained Stock (and the provisions of Section 2.4 hereto shall apply with respect thereto), and provided further that, if, prior to the Escrow Account Release Date, any Indemnitee has given a Claim Notice and the procedures provided for in Section 2 hereto with respect to such Claim Notice have not been completed until the Escrow Account Release Date, the Escrow Agent shall retain a number of shares of Escrow Stock having a Stipulated Value equal to the Claimed Amount of such Claim Notice (according to written instructions it will receive from the Purchaser) and the provisions of Section 2 hereto shall apply to such shares.

6.    Cancelled.

7.    Resignation; Removal; Successor.

7.1    The Escrow Agent may resign as escrow agent under this Agreement and thereby become discharged from the obligations hereby created, by notice in writing given to the Stockholders and the Purchaser not less than 30 days before such resignation is to take effect.

7.2    The Escrow Agent may be removed at any time by an instrument or concurrent instruments in writing delivered to the Escrow Agent and signed by Purchaser and the Stockholders.

7.3    If at any time hereafter the Escrow Agent shall give notice of its resignation pursuant to Section 7.1 above, shall be removed pursuant to Section 7.2 above, or shall be dissolved or otherwise become incapable of acting, or the position of the Escrow Agent shall become vacant for any other reason, Purchaser and the Stockholders shall promptly appoint a mutually acceptable successor Escrow Agent. Upon such appointment such successor shall execute, acknowledge and deliver to its predecessor, and also to Purchaser and the Stockholders, an instrument in writing accepting such appointment hereunder and agreeing to be bound by the terms and provisions of this Agreement. Thereupon such successor Escrow Agent, without any further act, shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of its predecessor and such predecessor Escrow Agent shall promptly deliver the Escrow Fund in the Escrow Account to such successor pursuant to written instructions from Purchaser or the Stockholders. If a successor Escrow

Agent is not appointed within 7 days following the resignation of the Escrow Agent pursuant to Section 7.1 above or its dismissal pursuant to Section 7.2 above, the Escrow Agent may apply to a court of competent jurisdiction to appoint one, provided however that the Escrow Agent shall not be required to take such action unless the payment of the expenses associated with such action is made or provided for in a manner reasonably satisfactory to it.

7.4    In the event the Escrow Agent is merged or consolidated with any other entity, and as a result thereof the Escrow Agent ceases to exist as a separate entity, or the Escrow Agent sells substantially all of its corporate trust business (including the escrow contemplated by this Agreement) to another entity, then such surviving entity, without any further act shall become fully vested with all the rights, immunities, and powers, and shall be subject to all of the duties and obligations of the Escrow Agent.

7.5    The Escrow Agent bears exclusive risk of loss, theft or damage with respect to the Escrow Stock in its possession.

8.    Notices.    All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice in writing to the other parties); provided, that, in each such instance if such notice or communication is received after 5:00 p.m. local time, it shall constitute delivery the next Business Day:

if to Purchaser:

Vyyo Inc.
20400 Stevens Creek Boulevard, 8th Floor
Cupertino, CA 95014
Attention: General Counsel
Facsimile: 408-863-2366

if to the Stockholders:

The Gilo Family Partnership, L.P.
P.O. Box 620925
Woodside, California 94062-0925
Fax: 650-851-2887

Gilo Family Trust dated January 18, 1991
P.O. Box 620925
Woodside, California 94062-0925
Fax: 650-851-2887

if to the Escrow Agent:

Andrew P. Fradkin
C/o Zen Research Inc.
20400 Stevens Creek Blvd., 7th Floor
Cupertino, California 95014
Fax: 408-863-2785

Any notice to the Escrow Agent shall be effective only upon receipt. If any notice or document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume that such other person received such notice or document on the date on which the Escrow Agent received it, and the Escrow Agent need not require into or confirm such receipt.

9.    Counterparts; Facsimile.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. This Agreement may be executed by facsimile, with such facsimile copy to serve as conclusive evidence of the consent and ratification of the matters contained herein by the parties hereto.

10.    Section Headings; Construction.    The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

11.    Successors and Assigns; Assignment.    This Agreement shall be binding upon the parties and their respective successors and assigns. This Agreement shall inure to the benefit of the parties and the other Indemnitees and their respective successors and assigns. Purchaser may freely assign any or all of its rights under this Agreement, in whole or in part, in connection with an Acquisition without obtaining the consent or approval of any other party hereto or of any other Person. Each of the Stockholders may freely assign or transfer any of the Escrow Stock, in whole or in part, without obtaining the consent or approval of any other party hereto or of any other Person, provided that prior to such transfer and as a condition precedent thereto (i) the transferee of such Escrow Stock shall assume upon itself in writing all of the Stockholder’s respective obligations and rights hereunder, including, without limitation, the obligations set forth in Section 1.1 above, (ii) the transferee of such Escrow Stock will agree in writing, that the Escrow Stock will be used to secure the indemnification obligations of the Stockholders hereunder and under the Exchange Agreement, and will be held and handled in accordance with the terms of this Agreement, (iii) all actions necessary in order to give full force and effect to the effectuation of a first and paramount pledge of the Escrow Stock by the transferee thereof for the benefit of the Purchaser under any applicable law will be taken, (iv) the Stockholder’s indemnification obligations under the Exchange Agreement and this Agreement shall continue to remain at all times the obligations of the Stockholders and shall not be affected by such transfer, and (v) for the purposes of Section 2 herein, The Gilo Family Partnership and The Gilo Family Trust shall continue to be considered the Stockholders.

12.    Remedies Cumulative; Specific Performance.    The rights and remedies of the parties hereto shall be cumulative. Each Stockholder agrees that in the event of any Breach or threatened Breach by a party of any covenant, obligation or other provision set forth in this Agreement, Purchaser shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (ii) an injunction restraining such Breach or threatened Breach.

13.    Waiver.    No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement; and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

14.    Exclusive Agreement; Modification; Severability.    The Exchange Agreement and this Agreement set forth the entire understanding of the parties relating to the subject matter thereof and hereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof and hereof. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto. In the event of a conflict between this Agreement and the Exchange Agreement, the terms of the Exchange Agreement shall govern. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

15.    Governing Law.    This Agreement shall be governed by the internal laws of the State of California, without regard to conflicts of law principles. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Santa Clara, California. Each Stockholder agrees that, if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against such Stockholder in such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

16.    Further Assurances.    Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out their obligations hereunder and the purposes of this Agreement.

17.    Attorneys’ Fees.    If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

18.    Tax Reporting Information and Certification of Tax Identification Numbers.

18.1    The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Stock or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Stockholders in accordance with their percentage interests in the Escrow Fund set forth in Exhibit A.

18.2    Purchaser and each of the Stockholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow and Pledge Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first above written.

“PURCHASER”:	VYYO INC.

By: /s/ Michael P. Corwin

Name: Michael P. Corwin

Title: President and COO

By: /s/ Stephen P. Pezzola

Name: Stephen P. Pezzola

By: Secretary

“STOCKHOLDERS”:

THE GILO FAMILY PARTNERSHIP, L.P.

/s/ Davidi Gilo By: Davidi Gilo, General Partner

THE GILO FAMILY TRUST DATED JANUARY 18, 1991

/s/ Davidi Gilo By: Davidi Gilo, Trustee

“ESCROW AGENT”:	Andrew P. Fradkin

By: /s/ Andrew P. Fradkin

Name: Andrew P. Fradkin

By: